Exhibit 99.1

CONTACT:
Karen M. Spaun
SVP & Chief Financial Officer
(248) 204-8178

FOR IMMEDIATE RELEASE

SOUTHFIELD, MICHIGAN
August 9, 2013

MEADOWBROOK INSURANCE GROUP, INC. ANNOUNCES THAT IT HAS FILED A FORM 12b-25 TO ALLOW THE FILING OF THE COMPANY’S FORM 10-Q BY AUGUST 14, 2013

Meadowbrook Insurance Group, Inc. (NYSE:MIG) today announced that it has filed a Form 12b-25 with the U.S. Securities and Exchange Commission so as to allow it to file Form 10-Q for the period ending June 30, 2013 by August 14, 2013.

This additional time will provide the Company with the time necessary to estimate the impact on its goodwill resulting from the August 2nd announcement by A.M. Best of a ratings change.  That announcement triggered an evaluation of the Company’s goodwill in order to determine if a non-cash goodwill impairment charge needs to be recognized in the second quarter of 2013. Despite the recent date of the announcement and the complexity of the required calculations, the Company believes it can complete the filing by August 14, 2013.

The Company is working with an outside advisor to establish a reasonable estimate of such impairment, any tax implications and the amount of a non-cash charge that would result from such impairment.

Commenting on the goodwill analysis, Karen M. Spaun, Chief Financial Officer stated: “The Company performs a goodwill impairment test annually or more frequently if there is a trigger event. Following the action taken by A.M. Best on August 2, 2013, which was considered a trigger event, we began an interim evaluation of goodwill. That evaluation of goodwill indicated that under Step 1 of Accounting Standards Codification 350, Intangibles-Goodwill and Other, there is an impairment of goodwill. We are currently, completing Step 2 of Accounting Standards Codification 350, which requires an estimation of other intangible assets, such as our agent relationships, licenses, trademarks and other intangibles that are not carried on our books at fair value.  Upon conclusion of this analysis, we will determine the amount of goodwill impairment.  The goodwill impairment is the difference between the carried goodwill and the hypothetical fair value of the enterprise less the fair value of the tangible net assets and less the estimation of identifiable intangible assets. We fully expect to determine a reasonable estimate of impairment to goodwill, a non-cash charge, and file the second quarter 10-Q no later than August 14, 2013.”

About Meadowbrook Insurance Group
Meadowbrook Insurance Group, Inc., based in Southfield, Michigan, is a leader in the specialty program management market. Meadowbrook includes several agencies, claims and loss prevention facilities, self-insured management organizations and six property and casualty insurance underwriting companies. Meadowbrook has twenty-eight locations in the United States. Meadowbrook is a risk management organization, specializing in specialty risk management solutions for agents, professional and trade associations, and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook’s corporate web site at http://www.meadowbrook.com.

PR-1513

Forward-Looking Statements
Certain statements made by Meadowbrook Insurance Group, Inc. in this release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “will,” “expects,” “believe,” “anticipates,” “would,” “may be” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the Company’s anticipated financial results and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. These factors and risks include, but are not limited to, actions taken by regulators, rating agencies or lenders, including the impact of the downgrade by A.M. Best of the Company’s and its subsidiaries' financial strength rating, the anticipated impact and timing of a goodwill impairment charge, the Company’s ability to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 no later than the prescribed due date allowed pursuant to Rule 12b-25, and operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. The Company does not intend, and undertakes no duty to, release publicly any updates or revisions to any forward-looking statements contained herein.

PR-1513